Exhibit 5.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Northgate Minerals Corporation
We consent to the use of:
•	our auditors’ report dated February 18, 2008 on the consolidated balance sheets of Northgate Minerals Corporation (the “Corporation”) as at December 31, 2007 and 2006 and the consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended;

•	our auditors’ report dated February 18, 2008 on Supplementary Note “Reconciliation to United States Generally Accepted Accounting Principles” for the years ended December 31, 2007 and 2006;

•	our Comments by Auditors for US Readers on Canada-US Reporting Differences dated February 18, 2008;

•	our auditors’ report dated February 18, 2008 on Supplementary Note “Item 18 Reconciliation to United States Generally Accepted Accounting Principles” for the years ended December 31, 2007 and 2006 each of which is incorporated by reference in this amendment No. 1 to the Registration Statement on Form F-10 of the Corporation.
/s/ KPMG LLP
Chartered Accountants
Vancouver, Canada
June 5, 2008